Exhibit 99.1
NOTICE OF BLACKOUT PERIOD

To:	Members of the Board of Directors and Executive Officers of Advanta Corp.

From:	Jay A. Dubow, Senior Vice President, Chief Administrative Officer, Secretary and General Counsel

Dated:	July 28, 2008
As you know, you may not buy or sell equity securities of Advanta (including Class A and Class B Common Stock) during a specified period of time in each calendar quarter (the “Quarterly Blackout Period”). The Quarterly Blackout Period for the third quarter will begin on Tuesday, September 16, 2008 and will last until the second business day following the public release of Advanta’s third quarter 2008 earnings. You will be informed of the exact dates for the Quarterly Blackout Period for the third quarter in September in accordance with our typical practice.
Please note that the Quarterly Blackout Period for the third quarter is expected to overlap with – but may not necessarily end at the same time as – a separate blackout period for participants in the Advanta Corp. Employee Savings Plan (the “401(k) Plan”). The blackout period for the 401(k) Plan is required in order to effect a transition of the administration of the 401(k) Plan to a new service provider. As explained in the attached notice for the Advanta Corp. Employee Savings Plan, the blackout period for the 401(k) Plan is scheduled to begin on Thursday, August 28, 2008 at 11:00 a.m. Eastern Time, and is expected to end during or before the week of October 13, 2008 (the “Plan Blackout Period”).
Even if you are not a participant in the 401(k) Plan, you will be prohibited from trading in equity securities of Advanta, other than exempt transactions, beginning on August 28, 2008 and ending on the date of the expiration of the Quarterly Blackout Period for the third quarter or the date of the expiration of the Plan Blackout Period, whichever is later.
If you participate in the 401(k) Plan, you will be prohibited from performing transactions relating to the 401(k) Plan during the Plan Blackout Period. During this period, you will further be prohibited from trading in equity securities of Advanta, outside of the context of the 401(k) Plan, if those securities were acquired in connection with your service or employment as a director or executive officer of Advanta.
In addition, if you have any pending purchase or sale orders involving equity securities of Advanta that could be executed during a blackout period, you must be cancel them, unless they are exempt transactions or part of a written trading plan that has been cleared by Advanta.

Please refer to our Code of Ethics and Insider Trading Policy for further information regarding investment in Advanta securities and remember that you are prohibited from buying, selling or recommending securities while you are aware of material, non-public information about Advanta. Once these blackout periods end, you are still subject to the normal rules requiring pre-clearance of transactions involving equity securities of Advanta.
You may obtain, without charge, information regarding the Plan Blackout Period, including the actual ending date of the Plan Blackout Period by contacting Paul Jeffers, Advanta’s Vice President, Human Resources, by any of the following methods:
Phone – 215-657-4000
Mail – Advanta Corp., Welsh and McKean Roads, P.O. Box 844, Spring House, PA 19477-0844, Attention: Vice President, Human Resources.
Federal securities laws require us to provide this notice to you as a director or executive officer of Advanta. Please contact me at (215) 444-5927 or Liane Browne at (215) 444-5341 for further information or questions.

IMPORTANT NOTICE CONCERNING YOUR RIGHTS UNDER THE
ADVANTA CORP. EMPLOYEE SAVINGS PLAN

To:	All participants of the Advanta Corp. Employee Savings Plan (the “401(k) Plan”)

From:	Advanta Corp. Employee Savings Plan Administration Committee

Date:	July 28, 2008

Subject:	Advanta Corp. Employee Savings Plan transition from 401(k) Participant Account Link (“401kPal”) to Schwab Retirement Plan Services, Inc. (“Schwab”)
1.	This notice is to inform you that the 401(k) Plan will be changing recordkeepers from 401kPAL to Schwab.

2.	As a result of these changes, you will temporarily be unable to obtain a loan or distribution from the 401(k) Plan, change existing investment elections, change contribution rates or execute a fund transfer. This period, during which you will be unable to exercise these rights otherwise available under the 401(k) Plan, is called a “blackout period.” Whether or not you are planning retirement in the near future, we encourage you to carefully consider how this blackout period may affect your retirement planning, as well as your overall financial plan. Note: your regular bi-weekly pay contributions will not be affected by this blackout period.

3.	The 401(k) Plan transactions outlined above will be available as usual through August 28, 2008. The blackout period for the 401(k) Plan is expected to begin August 28, 2008 and end during or before the week of October 13, 2008. Detailed below are the dates certain activities will be temporarily unavailable.

4.	You must submit your requests to 401kPAL via telephone (888-732-4015) or web (www.401kPAL.com) by the date indicated below for the transaction you wish to complete. Requests to perform a direct rollover into the Plan must be received by mail by Advanta Corp., Corporate Compensation and Benefits, by the date indicated below. Completed distribution forms must be mailed to Participant Account Services, P.O. Box 1129, North Wales, PA 19454-0129, and received by the date indicated below.

Loan Requests: All completed loan requests must be received by 401kPAL via phone or web prior to 11:00 a.m. ET on August 28, 2008.

Hardship Requests: All completed hardship distribution requests must be received by mail by Participant Account Services prior to 11:00 a.m. ET on August 28, 2008.

Termination Distributions: All completed termination distribution requests must be received by mail by Participant Account Services prior to 11:00 a.m. ET on August 28, 2008.

Direct Rollover into 401kPAL: All completed rollover paperwork, including the check, must be received by mail by Advanta Corp., Attn: Corporate Compensation and Benefits, Welsh and McKean Roads, Spring House, PA 19477, prior to 11:00 a.m. ET on September 12, 2008.

59 1/2 or Older In-Service Distributions: All completed 59 1/2 or older in-service distribution requests must be received by mail by Participant Account Services prior to 11:00 a.m. ET on September 12, 2008.

Contribution Rate Changes: The last day to request a contribution rate change via phone or web from 401kPAL is prior to 11:00 a.m. ET on September 12, 2008.

Investment Election Changes: The last day to request a change to your account investment elections via phone or web under 401kPAL is prior to 11:00 a.m. ET on September 23, 2008.

Fund Transfers: The last day to execute a fund transfer via the phone or web under 401k PAL is prior to 11:00 a.m. ET on September 23, 2008.

During the blackout period, you can determine whether the restricted period has started or ended by calling 1-800-724-7526.

5.	During the conversion to Schwab, the funds in your 401(k) Plan account will be automatically mapped (transferred) to Schwab funds similar to those 401kPAL funds in which you are currently invested if you do not make an investment election change through 401kPAL via telephone or web prior to 11:00 a.m. ET on September 23, 2008. As outlined above, after September 23 you will have the opportunity to change your investment election after the end of the blackout period before or during the week of October 13, 2008. You will receive detailed information from Schwab regarding fund mapping and available investment funds in the coming days.

6.	During the blackout period, you will be unable to change your existing investment elections or execute a fund transfer in your plan account. For this reason, it is very important that you review and consider the appropriateness of your current investments in light of your inability to change your existing investment elections or execute a fund transfer during the blackout period. For your long-term retirement security, you should give careful consideration to the importance of a well-balanced and diversified investment portfolio, taking into account all your assets, income and investments.

If you have any questions concerning this notice, you should contact Betsy Batter at 215-444-5745 or Teresa Armstead at 215-444-6151, at Advanta Corp., Welsh & McKean Roads, P.O. Box 918, Spring House, PA 19477-08441.

You should be aware that there is a risk to holding substantial portions of your assets in the securities of any one company, as individual securities tend to have wider price swings, up and down, in short periods of time, than investments in diversified funds. Stocks that have wide price swings might have a large loss during the blackout period, and you would not be able to direct the sale of such stocks from your account during the blackout period.
©2008 Schwab Retirement Plan Services, Inc. All rights reserved.